EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1995 Employee Stock Purchase Plan of our report dated February 24, 2006, except for Notes 1 and 16 as to which the date is March 24, 2006, with respect to the consolidated financial statements of Idera Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts
September 27, 2006